                                                                       EXHIBIT 2

                         THE COLUMBIA GAS SYSTEM, INC.
                                November 1, 1995

                                                                     AMOUNT         AMOUNT
                                                                   AUTHORIZED     OUTSTANDING
                                                                   ----------     -----------
                                                                     ($000)         ($000)
6 1/4% Series Due Oct. 1991 . . . . . . . . . . . . . . . .           40,000          11,998

6 5/8% Series Due Oct. 1992 . . . . . . . . . . . . . . . .           25,000           7,404

7 1/4% Series Due May 1993  . . . . . . . . . . . . . . . .           50,000          14,990

7% Series Due Oct. 1993 . . . . . . . . . . . . . . . . . .           40,000          12,000

9% Series Due Oct. 1994 . . . . . . . . . . . . . . . . . .           50,000          20,232

8 3/4% Series Due Apr. 1995 . . . . . . . . . . . . . . . .           40,000          16,187

9 1/8% Series Due Oct. 1995 . . . . . . . . . . . . . . . .           50,000          22,000

8 3/8% Series Due Mar. 1996 . . . . . . . . . . . . . . . .           75,000          32,935

8 1/4% Series Due Sep. 1996 . . . . . . . . . . . . . . . .           60,000          26,392

7 1/2% Series Due Mar. 1997 . . . . . . . . . . . . . . . .           50,000          23,326

7 1/2% Series Due June 1997 . . . . . . . . . . . . . . . .           60,000          26,283

7 1/2% Series Due Oct. 1997 . . . . . . . . . . . . . . . .           60,000          28,389

7 1/2% Series Due May 1998  . . . . . . . . . . . . . . . .           50,000          23,731

9 7/8% Series Due June 1999 . . . . . . . . . . . . . . . .           40,000          21,800

10 1/8% Series Due Nov. 1995  . . . . . . . . . . . . . . .           75,000          18,600

9 1/8% Series Due May 1996  . . . . . . . . . . . . . . . .           75,000          18,600

10 1/4% Series Due May 1999 . . . . . . . . . . . . . . . .           75,000          25,000

10 1/4% Series Due Aug. 2011  . . . . . . . . . . . . . . .          100,000         100,000

9% Series Due Aug. 1993 . . . . . . . . . . . . . . . . . .          150,000         150,000

10 1/2% Series Due June 2012  . . . . . . . . . . . . . . .          200,000         200,000

10.15% Series Due Nov. 2013 . . . . . . . . . . . . . . . .          100,000         100,000

Medium-Term Notes, Series A . . . . . . . . . . . . . . . .          200,000         200,000

Medium-Term Notes, Series B . . . . . . . . . . . . . . . .          200,000         200,000

Medium-Term Notes, Series C . . . . . . . . . . . . . . . .           50,000          50,000

Employees' Thrift Plan of Columbia Gas System Trust 9.875%
Amortizing Debentures, Series A, Due November 30, 2001
(Guaranteed on a subordinated basis by The Columbia Gas
System, Inc.) . . . . . . . . . . . . . . . . . . . . . . .           91,750          86,993

Common Stock $10 Par Value (No. of shares)  . . . . . . . .      100,000,000      50,575,835
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